                                                                    Exhibit 99.1

[LOGO]  Global Crossing


Global Crossing's Fourth Quarter Revenue Exceeds $1 Billion; Pro Forma 1999 Revenue Tops $4 Billion with recurring Adjusted EBITDA of $1.2 Billion

 .   Global Crossing Network is operational from Europe to Japan, following the activation of Pacific Crossing 1, Pan-European Crossing, and Mid-Atlantic Crossing, and the acquisition of networks in North America and the United Kingdom.

 .   Expansion throughout Asia launched with Asia Global Crossing and Hutchison
    Global Crossing partnerships.

 .   GlobalCenter more than doubled its complex web-hosting business in 1999;
    currently has 1.3 million square feet under lease; new leadership team under CEO Leo Hindery.

     Hamilton, Bermuda - February 18, 2000 - Global Crossing Ltd. (Nasdaq:
GBLX), which is building and operating the world's most advanced global IP-based fiber optic network, today reported record results for the fourth quarter and full year 1999. Revenue of $1.1 billion, recurring Adjusted EBITDA of $325 million and a recurring loss of $(152) million were reported for the fourth quarter of 1999, compared to revenue of $203 million, recurring Adjusted EBITDA of $168 million, and recurring income of $52 million for the fourth quarter of 1998. Reported recurring loss per share was $(0.20) for the fourth quarter of 1999. For the full year, reported revenue was $1.7 billion and recurring Adjusted EBITDA was $716 million. Pro forma results giving effect to the acquisitions of Frontier Corporation, Global Marine Systems and Racal Telecom, showed that revenue increased 15% from the third quarter of 1999, and recurring Adjusted EBITDA was up 22%. For the full year, pro forma revenue was $4.1 billion, and recurring Adjusted EBITDA was $1.2 billion.

     "These outstanding results demonstrate the rapid pace at which we continue to expand our global communications network and telecom services offerings," said Bob Annunziata, Chief Executive Officer of Global Crossing. "In the past twelve months, we've completed three major acquisitions and formed two joint ventures, solidifying our network presence in North America, Europe and Asia and expanding our service offerings beyond bandwidth to provide our customers with a full range of telecom services. One year ago our revenue was $420 million, and now we are running at ten times that level. In that time, we have grown from 148 employees to over 12,000, and expanded the number of major cities connected by our network from two to over
200. Today, we offer seamless end-to-end connectivity from Paris to New York to Tokyo through our integrated Global Crossing Network. We are well on our way to achieving our vision of becoming the world's premier provider of fully integrated, data-oriented products and services."

Highlights since the third quarter include:

 .     Closed the acquisition of Racal Telecom, which has a 4,500 route mile U.K.
      network utilizing IP-centric technologies and a reach of more than 2,000 cities and towns across the UK. This network will be within 5km of almost 70% of all U.K. business customers by 2001.

 .     Completed formation of the Asia Global Crossing (AGC) partnership with
      Microsoft and Softbank to develop broadband systems throughout Asia.

 .     Formed Hutchison Global Crossing, a $1.2 billion joint venture with
      Hutchison Whampoa. This joint venture, closed January 12, 2000, provides Global Crossing with a network in Hong Kong and, when regulations permit, entry into the Greater China region.

 .     Initiated service on Pacific Crossing-1 in December 1999, three months ahead of schedule, and inaugurated Pan-European Crossing and Mid-Atlantic Crossing.

 .     Completed the North American Crossing Network (formerly the Frontier
      Optronics Network), consisting of 20,000 route miles in the United States. Lit three additional OC-192's on North American Crossing, bringing total OC-192 capacity on the network to 500,000 gigabit miles. Also completed the first phase of a multi-vendor IP over OC-192 field trial. This service is expected to roll out commercially on North American Crossing in the first half of 2000.

 .     Expanded the GlobalCenter footprint with new Sunnyvale and Anaheim media distribution centers, and formed GlobalCenter Japan, a partnership between Asia Global Crossing and IRI, in January 2000. Announced a plan to construct 10 new media distribution centers worldwide in 2000.

 .     Provided the world's first IP connectivity via an optical wavelength link, interfacing at OC48's/STM16's. The link will carry commercial traffic between London and New York at 2.5 gigabits per second.

 .     Expanded International Private Line (IPL) service to provide retail customers greater flexibility at reduced cost. Access to London, Amsterdam, Frankfurt, Paris and Tokyo is currently available and access will be available to 18 additional cities within the next six months.

 .     Launched a new wholesale Asynchronous Transfer Mode (ATM) product to carrier customers who can now use Global Crossing's network to support multiple applications (data, Internet, voice & video) over a single platform.

 .     Additional deployment of our Voice Over IP (VOIP) platform to a total of seven regional switching centers. Global Crossing is currently in the process of deploying 18 trunking gateways, which will cover the United States, and three soft switches with connectivity to its ATM backbone in this new `NexGen' network.

 .     Global Marine Systems' cable-laying ship, Bold Endeavour commenced service on December 31, 1999.

 .     Appointed former AT&T and TCI executive Leo Hindery as Chairman and CEO of
      GlobalCenter.

 .     Appointed former Dell and AT&T executive John Legere as new CEO of Asia
      Global Crossing.

CONSOLIDATED RESULTS, AS REPORTED

     The following table summarizes the reported fourth quarter and full year results of operations of the Company and consolidated subsidiaries, including acquired entities from the date of acquisition only.


                                                      Three Months Ended          Year Ended
                                                         December 31,            December 31,
                                                     ---------------------    --------------------
                                                       1999        1998        1999        1998
                                                     ---------   ---------    --------   ---------
                                                         (Unaudited)             (Unaudited)
                                                       (in millions, except per share amounts)
Consolidated Information: *
-------------------------
Revenue                                               $1,065      $  203      $1,665     $  420
Income (loss) applicable to common shareholders       $ (225)     $   52      $ (138)    $ (135)
Income (loss) per share applicable to common          $(0.29)     $ 0.12      $(0.27)    $(0.38)
shareholders, diluted
Recurring net income (loss) applicable to common      $ (152)     $   52      $ (250)    $   59
shareholders
Recurring income (loss) per share, diluted            $(0.20)     $ 0.12      $(0.50)    $ 0.16
Revenue plus incremental cash deferred revenue        $1,129      $  222      $1,786     $  484
Recurring Adjusted EBITDA                             $  325      $  168      $  716     $  365

*See Condensed Consolidated Statements of Operations.

     Year-on-year revenue has increased from $420 million to $1.7 billion, reflecting acquisition activity and continuing strong global demand for broadband services. Recurring Adjusted EBITDA increased from $365 million to $716 million year-on-year.

PRO FORMA CONSOLIDATED RESULTS

     The following table summarizes consolidated pro forma results for the fourth quarter and the year, including Global Marine Systems, Frontier Corporation, and Racal Telecom, and equity in the income (loss) of the Hutchison Global Crossing joint venture from the beginning of each period presented.


                                                      Three Months Ended          Year Ended
                                                         December 31,            December 31,
                                                     ---------------------    --------------------
                                                       1999        1998        1999        1998
                                                     ---------   ---------    --------   ---------
                                                         (Unaudited)             (Unaudited)
                                                       (in millions, except per share amounts)
Pro Forma Information: *
----------------------
Pro forma revenue                                     $1,113      $1,052      $4,140      $3,644
Pro forma recurring loss applicable to common         $ (184)     $  (54)     $ (635)     $ (397)
shareholders
Pro forma recurring loss per share, basic and         $(0.24)     $(0.07)     $(0.83)     $(0.56)
diluted
Pro forma revenue plus incremental cash deferred      $1,192      $1,081      $4,292      $3,739
revenue
Pro forma recurring Adjusted EBITDA                   $  344      $  363      $1,250      $1,072

*See Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Highlights for pro forma results include:

     On a pro forma basis for the year 1999, revenue was $4.1 billion and recurring Adjusted EBITDA was $1.2 billion, driven by continuing strong global demand for broadband services.

     Fourth quarter Adjusted EBITDA declined compared to the Company's strong 1998 fourth quarter, as it increased spending to augment its sales force, to add network and web hosting capacity, to add to its fleet of installation and maintenance vessels, to activate new fiber optic systems, and to consummate and integrate its acquisitions. In addition, the costs of terminating international traffic rose, and delays in third-party subsea cable projects deferred recognition of certain profits under Global Marine's percentage-of-completion contract accounting method.

     Pacific Crossing 1 (PC-1), which entered service in December 1999, is an unconsolidated joint venture. When Global Crossing includes PC-1 capacity in a sale to a customer, Global Crossing purchases the capacity from PC-1 and combines it with capacity from other systems for sale to the customer. Accordingly, Global Crossing's revenue includes the sale of PC-1 capacity to the customer, and its Adjusted EBITDA reflects the margin on that sale, based only upon the amount paid to PC-1 for capacity purchased. The remainder of this operating margin is reflected in PC-1's results, the Company's share of which is included in equity in earnings of affiliates.

PRO FORMA CONSOLIDATED SEGMENT RESULTS

     The Company's reported business segments are Telecommunications Services, Installation and Maintenance Services and Incumbent Local Exchange Carrier Services ("ILEC"). Recurring corporate and administrative costs are fully allocated to these segments. However, amounts relating to merger and integration expenses and other non-recurring items are segregated into the

Corporate segment. The reported segments, and the supplemental revenue categories, are summarized below:

Reportable Segments               Revenue Categories      Formerly Reported Entity

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Telecommunications Services       Carrier                 Global Crossing

                                  Consumer                Frontier Integrated Services
                                  Commercial
                                  Carrier

                                  Commercial              Racal Telecom
                                  Carrier

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Installation and Maintenance      Installation            Global Marine Systems
Services                          Maintenance



-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Incumbent Local Exchange          Consumer                Frontier Local Communications
Carrier Services
-------------------------------------------------------------------------------------------

Telecommunications Services

     The Telecommunications Services segment is comprised of commercial, consumer and carrier businesses for all bandwidth, data, competitive local exchange (CLEC), long distance, audio/video conferencing and other value-added services. The following table summarizes pro forma results of operations for the fourth quarter and for the year for the Telecommunications Services segment:


                                                      Three Months Ended          Year Ended
                                                         December 31,            December 31,
                                                     ---------------------    --------------------
                                                       1999        1998        1999        1998
                                                     ---------   ---------    --------   ---------
                                                         (Unaudited)             (Unaudited)
                                                                    (in millions)
Pro Forma Information: *
----------------------
Pro forma revenue                                     $  852      $  757      $3,072      $2,591
Pro forma operating loss                              $ (151)     $   (9)     $ (364)     $ (232)
Pro forma revenue plus incremental cash deferred      $  926      $  785      $3,219      $2,686
revenue
Pro forma Adjusted EBITDA                             $  229      $  244      $  791      $  630

*See Unaudited Pro Forma Business Segment Information.

Highlights for pro forma results for Telecommunications Services include:

     Data revenue, which includes bandwidth products, was 46 % of total product revenue in the fourth quarter of 1999, up from 40% in 1998. Data revenue increased 63% year-on-year.

Commercial Services

     Commercial Services include GlobalCenter and business-to-business long distance voice and data services. Pro forma combined revenue for the fourth quarter and year was $322 million and $1,274 million, respectively.

     In North America, for the seventh consecutive quarter, data products continued to grow at triple digit rates. Fourth quarter frame relay revenue increased 237% year-on-year and sales from dedicated internet were up 122%, while web hosting revenue increased 196%. For the full year, growth rates for the same products were 304%, 159% and 187%, respectively, over the prior year.

     GlobalCenter more than doubled its complex web-hosting business and nearly doubled its customers for the year. During the year, two new huge media distribution centers were opened in Anaheim and Sunnyvale, bringing the total to eight media distribution centers. Currently, 1.3 million square feet are under lease.

     The Competitive Local Exchange Carrier (CLEC) Business provides facility-based service in 40 markets, with 27 new markets entered during the year. Revenue grew 28% in the quarter over the same period last year with full year growth of 46%. Facility-based access lines grew nearly five-fold from year-end 1998.

     Always-on, high-speed SDSL Internet access was offered in 28 major markets. This offer is expected to extend to 38 markets by the end of the second quarter of 2000.

Consumer Services

     Consumer Services includes retail long distance voice and data services. Pro forma combined revenue for the fourth quarter and for the year was $47 million and $188 million, respectively, which represent declines from 1998. Although the Company continues to de-emphasize non-ILEC service territories, consumer long distance market share within the ILEC territories grew from 33% at December 31, 1998 to 43% at December 31, 1999.

Carrier Services

     Carrier Services includes all subsea and terrestrial network facilities and related services sold to carrier and Internet Service Provider customers. Pro forma combined revenue for the fourth quarter and for the year were $483 million and $1,609 million, respectively, representing growth of 25% and 48%.

     The rapid growth of this unit included an 87% increase in wholesale minutes sold on a year-on-year basis as well as strong growth in international city-to-city circuit activations. Responding to customer demand for trans-Pacific capacity, a number of circuits to Tokyo were activated immediately after Pacific Crossing 1 (PC-1) and the Global Access Ltd. Japan systems were declared ready for service in late December.

     In North America, data product revenue in this segment--primarily private line--grew 614% and 588% for the quarter and the full year, respectively.

     Fourth quarter 1999 results for Carrier Services reflected planned increases in costs that were incurred as the Company built its worldwide sales force, expanded GlobalCenter web hosting facilities, integrated acquisitions, and incurred the initial maintenance costs of the newly lit systems in advance of revenue recognition. As discussed above, the activation of PC-1 contributed only marginally to fourth quarter 1999 Adjusted EBITDA, because PC-1 Adjusted EBITDA is not consolidated.

     Global Crossing's total unrecognized backlog remains at over $2 billion and was supported by new and returning customers, including Exodus, Microsoft, KDD, Level 3, MCI Worldcom, Deutsche Telekom and Softbank.

Installation and Maintenance Services

     Installation and Maintenance Services provides worldwide subsea cable installation and maintenance. The following table summarizes pro forma results of operations for the fourth quarter and year for the Installation and Maintenance Services segment:

                                                      Three Months Ended          Year Ended
                                                         December 31,            December 31,
                                                     ---------------------    --------------------
                                                       1999        1998        1999        1998
                                                     ---------   ---------    --------   ---------
                                                         (Unaudited)             (Unaudited)
                                                                    (in millions)
Pro Forma Information: *
----------------------
Pro forma revenue                                     $   76      $  113      $  334      $ 322
Pro forma operating income (loss)                     $   (3)     $   13      $   12      $  21
Pro forma revenue plus incremental cash deferred      $   81      $  113      $  339      $ 322
revenue
Pro forma Adjusted EBITDA                             $   21      $   29      $   86      $  85

*See Unaudited Pro Forma Business Segment Information.

Highlights for pro forma results for Installation and Maintenance Services include:

     Global Marine, the Installation and Maintenance business segment, added three ships since our acquisition, with five ships scheduled to enter service early in 2000. Global Marine also announced an agreement with Maersk to charter ships as needed, with the first five ships to come into service during 2000 and 2001 under the agreement.

        Fourth quarter installation revenue declined from a year ago due to the completion of major projects, such as Southern Cross in the third quarter of 1999, and Gemini and SeaMeWe 3 in the fourth quarter of 1998. Delays in the TAT-14 and U.S.-Japan cables, which had been scheduled for installation during the fourth quarter of 1999, deferred the realization of revenue on those projects.

Adjusted EBITDA for the fourth quarter was also lower due to these factors, and due to increased costs related to new ships that were being readied for service during the quarter and will enter service in 2000.

Incumbent Local Exchange Carrier Services

     Incumbent Local Exchange Carrier ("ILEC") Services includes wholesale and retail local exchange telephone services. The following table summarizes pro forma results of operations for the fourth quarter and year for the ILEC Services segment:

                                                      Three Months Ended          Year Ended
                                                         December 31,            December 31,
                                                     ---------------------    --------------------
                                                       1999        1998        1999        1998
                                                     ---------   ---------    --------   ---------
                                                         (Unaudited)             (Unaudited)
                                                                    (in millions)
Pro Forma Information: *
----------------------
Pro forma revenue                                     $  186      $  177      $  729      $ 702
Pro forma operating income                            $   54      $   64      $  247      $ 251
Pro forma Adjusted EBITDA                             $   95      $   94      $  383      $ 367

*See Unaudited Pro Forma Business Segment Information.

Highlights for pro forma results for ILEC Services include:

     The Rochester-based ILEC operation continued to exceed service metrics required by the New York State Public Service Commission.

     Adjusted EBITDA for the year was impacted by the addition of technical staff, which resulted in a measurable improvement in the customer service metrics. Market deployment of the consumer ADSL product, LightningLink, was initiated in selected markets in the fourth quarter. Response to this product has been extremely positive.

Accounting Matters

     During the third and fourth quarters of 1999, changes in the business activities of the Company, together with a newly effective accounting standard, caused the Company to modify certain of its practices regarding recognition of revenue and costs related to sales of capacity. None of the accounting practices described below affect the cash flows of the Company.

     As a result of an accounting standard that became effective July 1, 1999, revenue from terrestrial circuits sold after that date have been amortized over the terms of the related contracts. Previously, these sales had been recognized as current revenue upon activation of the circuits. This deferral in revenue recognition has no impact on cash flow.

     With the consummation of the Frontier acquisition on September 28, 1999, service offerings became a significant source of revenue. Consequently, the Company initiated service contract accounting for its subsea systems during the fourth quarter, because the Company, since that date, no longer holds subsea capacity exclusively for sale. As a result, since the beginning of the fourth quarter, investments in both subsea and terrestrial systems have been depreciated over their remaining economic lives, and revenue related to service contracts have been recognized over the terms of the contracts. Revenue and costs related to the sale of subsea circuits have been recognized upon activation if the criteria of sales-type lease accounting have been satisfied with respect to those circuits.

     During the fourth quarter, the Company's global network service capabilities were significantly expanded by the activation of several previously announced systems, and by the integration of other networks obtained through acquisition and joint venture agreements. With this network expansion, the Company began offering its customers flexible bandwidth products to multiple destinations, which makes the historical practice of fixed, point-to-point routing of traffic and restoration capacity both impractical and inefficient. To ensure the required network flexibility, the Company will modify its future capacity purchase agreements and its network management in a manner that precludes the use of sales-type lease accounting.

     Because of these contract changes, and the network management required to meet customer demands for flexible bandwidth, multiple destinations, and system performance, the Company anticipates that most of the subsea circuits activated after January 1, 2000 will be part of a service offering, and therefore will not meet the criteria of sales-type lease accounting. Consequently, revenue related to those circuits will be deferred and amortized over the appropriate term of the contract. In certain circumstances, should a customer's specific terms meet the requirements, the Company will be required to follow sales-type lease accounting with revenue recognized upon payment and activation.

     The Company does not anticipate significant changes in the terms of payment for capacity sold, and notes that the accounting recognition of revenue and cost for such capacity sales does not affect the cash flow from such contracts.

     The Company notes that accounting practice and authoritative guidance regarding the applicability of sales-type lease accounting to the sale of capacity is still evolving. Based on the accounting practices described above, the Company believes that changes, if any, in accounting practice or authoritative guidance affecting sales of capacity would have little or no impact on its results of operations.

     If none of the contracts recognized in the fourth quarter of 1999 had met the requirements of sales-type lease accounting, the Company would have deferred approximately $200 million of additional revenue, and incurred an additional loss of approximately $20 million. In addition, Adjusted EBITDA would not have changed materially, and cash flow would have been unaffected.

Definition of Terms Used

     In this press release, "incremental cash deferred revenue" refers to the cash portion of the change in deferred revenue. Adjusted earnings before interest, taxes, depreciation and amortization, "Adjusted EBITDA," refers to operating income (loss), plus goodwill amortization, depreciation and amortization, non-cash cost of capacity sold, stock related expense, incremental cash deferred revenue, and amounts relating to the termination of the advisory services agreement. This definition is consistent with financial covenants contained in the Company's major financial agreements. "Recurring Adjusted EBITDA" refers to Adjusted EBITDA plus amounts relating to merger and integration expenses and other non-recurring items.

About Global Crossing

Global Crossing Ltd. (Nasdaq: GBLX) is building, and offering services over, the world's first global fiber optic network with 97,200 announced route miles, serving five continents, 24 countries and more than 200 major cities. The Global Crossing Network and its telecommunications and Internet product offerings will be available to over 80% of the world's international communications traffic. Global Crossing hosts more than 300 of the top Internet brands at its web hosting division, GlobalCenter. Among the brands are some of the largest and most densely trafficked sites on the Web, including Yahoo!, The Motley Fool, Ziff Davis, MP3.com and eToys. Global Crossing's operations are headquartered in Hamilton, Bermuda, with principal offices in Los Angeles, California; London, England; Morristown, New Jersey; and Rochester, New York. For more information, visit www.globalcrossing.com.

Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the

Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the ability to complete systems within currently estimated time frames and budgets; the ability to compete effectively in a rapidly evolving and price competitive marketplace; changes in the nature of telecommunications regulation in the United States and other countries; changes in business strategy; the successful integration of newly-acquired businesses; the impact of technological change; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission.


Investor contacts:

Jerry Leshne
+ 1 310 385 3838
investors@globalcrossing.com

Jensen Chow
+1 310 385 5283
investors@globalcrossing.com

Press contacts:

Kim Polan
+ 1 212 687 8080
kpolan@sardverb.com

Tom Goff
+ 1 310 385 5231
tgoff@globalcrossing.com

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 1999 and 1998

(Unaudited)

(In thousands)

---------------------------------------------------------------------------------------------------
                                                      Three Months Ended
                                                         December 31,                Change
                                                    -----------------------    --------------------

                                                      1999         1998         Amount    Percent
---------------------------------------------------------------------------------------------------
REVENUE                                            $1,065,461     $203,128     $862,333     424.5%

EXPENSES:

  Cost of sales                                       571,175       88,054     (483,121)    (548.7%)
  Operations, administrative and maintenance           91,316        7,404      (83,912)  (1,133.3%)
  Sales and marketing                                 112,658       12,539     (100,119)    (798.5%)
  Network development                                  10,582        3,728       (6,854)    (183.9%)
  General and administrative                          136,802        9,227     (127,575)  (1,382.6%)
  Stock related expense                                12,697        6,316       (6,381)    (101.0%)
  Depreciation and amortization                       107,974          136     (107,838) (79,292.6%)
  Goodwill amortization                               123,814         -        (123,814)    (100.0%)
---------------------------------------------------------------------------------------------------
                                                    1,167,018      127,404   (1,039,614)    (816.0%)
---------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                              (101,557)      75,724     (177,281)    (234.1%)

Equity in income (loss) of affiliates                  21,180       (1,471)      22,651    1,539.8%
Minority interest                                      (1,338)        -          (1,338)    (100.0%)
Other income (expense):
  Interest income                                      21,744       15,726        6,018       38.3%
  Interest expense                                    (57,539)     (17,220)     (40,319)    (234.1%)
  Other expense, net                                  (34,957)        -         (34,957)    (100.0%)
---------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
AND EXTRAORDINARY ITEM                               (152,467)      72,759     (225,226)    (309.6%)

  Provision for income taxes                          (16,483)     (16,735)         252        1.5%
---------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM              (168,950)      56,024     (224,974)    (401.6%)

  Extraordinary loss on retirement of debt            (30,816)        -         (30,816)    (100.0%)
---------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                    (199,766)      56,024     (255,790)    (456.6%)

  Preferred stock dividends                           (25,329)      (4,375)     (20,954)    (478.9%)
---------------------------------------------------------------------------------------------------
INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS       $(225,095)   $51,649    $(276,744)    (535.8%)
---------------------------------------------------------------------------------------------------

   (The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine
                       Systems and Racal Telecom from November 24, 1999)


GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 1999 and 1998 (Continued)

(Unaudited)

(In thousands, except share and per share amounts)

-----------------------------------------------------------------------------------------------------
                                                      Three Months Ended
                                                         December 31,                 Change
                                                    -----------------------    ----------------------
                                                      1999         1998         Amount      Percent
-----------------------------------------------------------------------------------------------------
INCOME (LOSS) PER COMMON SHARE:
  Income (loss) applicable to common shareholders
  before extraordinary item
    Basic                                             $  (0.25)     $   0.13      $  (0.38)    (292.3%)
    Diluted                                           $  (0.25)     $   0.12      $  (0.37)    (308.3%)
  Extraordinary loss on retirement of debt
    Basic                                             $  (0.04)     $    -        $  (0.04)    (100.0%)
    Diluted                                           $  (0.04)     $    -        $  (0.04)    (100.0%)
  Net income (loss) applicable to common
  shareholders
    Basic                                             $  (0.29)     $   0.13      $  (0.42)    (323.1%)
    Diluted                                           $  (0.29)     $   0.12      $  (0.41)    (341.7%)
  Shares used in computing income (loss) per share
    Basic                                          772,929,855   410,278,814   362,651,041       88.4%
    Diluted                                        772,929,855   437,042,278   335,887,577       76.9%
-----------------------------------------------------------------------------------------------------
RECURRING INCOME (LOSS):
  Income (loss) applicable to common shareholders    $(225,095)     $ 51,649     $(276,744)    (535.8%)
  Merger-related expenses                                7,600           -           7,600      100.0%
  Other expense, net                                    34,957           -          34,957      100.0%
  Extraordinary loss on retirement of debt              30,816           -          30,816      100.0%
-----------------------------------------------------------------------------------------------------
  RECURRING INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS                                        (151,722)       51,649      (203,371)    (393.8%)
-----------------------------------------------------------------------------------------------------
  Goodwill amortization                                123,814            -        123,814      100.0%
-----------------------------------------------------------------------------------------------------
  RECURRING INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS BEFORE GOODWILL AMORTIZATION           $(27,908)     $ 51,649      $(79,557)    (154.0%)
-----------------------------------------------------------------------------------------------------
RECURRING INCOME (LOSS) PER COMMON SHARE:
  Recurring income (loss) applicable to common
  shareholders
    Basic                                             $  (0.20)     $   0.13      $  (0.33)    (253.8%)
    Diluted                                           $  (0.20)     $   0.12      $  (0.32)    (266.7%)
  Recurring income (loss) applicable to common
  shareholders before goodwill amortization
    Basic                                             $  (0.04)     $   0.13      $  (0.17)    (130.8%)
    Diluted                                           $  (0.04)     $   0.12      $  (0.16)    (133.3%)
  Shares used in computing income (loss) per share
    Basic                                          772,929,855   410,278,814   362,651,041       88.4%
    Diluted                                        772,929,855   437,042,278   335,887,577       76.9%
-----------------------------------------------------------------------------------------------------
ADJUSTED EBITDA AND RECURRING ADJUSTED EBITDA:
  Operating income (loss)                            $(101,557)     $ 75,724     $(177,281)    (234.1%)
  Goodwill amortization                                123,814            -        123,814       100.0%
  Depreciation and amortization                        107,974           136       107,838    79,292.6%
  Stock related expense                                 12,697         6,316         6,381       101.0%
  Non-cash cost of capacity sold                       111,175        67,032        44,143        65.9%
  Incremental cash deferred revenue                     63,740        18,862        44,878       237.9%
-----------------------------------------------------------------------------------------------------
  ADJUSTED EBITDA                                      317,843       168,070       149,773        89.1%
-----------------------------------------------------------------------------------------------------
  Merger-related expenses                                7,600            -          7,600       100.0%
-----------------------------------------------------------------------------------------------------
  RECURRING ADJUSTED EBITDA                           $325,443      $168,070      $157,373        93.6%
-----------------------------------------------------------------------------------------------------
    (The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine
                           Systems and Racal Telecom from November 24, 1999)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

For the Three Months Ended December 31, 1999 and 1998

(Unaudited)

(In thousands)

----------------------------------------------------------------------------------------------------
                                                   Three Months Ended
                                                      December 31,                  Change
                                                -------------------------   ------------------------
                                                   1999          1998         Amount       Percent
----------------------------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES:

REVENUE:
  Commercial                                     $279,603       $  -         $279,603        100.0%
  Consumer                                         46,661          -           46,661        100.0%
  Carrier                                         477,357       203,128       274,229        135.0%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                     803,621       203,128       600,493        295.6%
----------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                          (139,095)       75,724      (214,819)      (283.7%)
ADJUSTED EBITDA                                   210,297       168,070        42,227         25.1%
TOTAL ASSETS                                   16,882,314     2,639,177    14,243,137        539.7%
----------------------------------------------------------------------------------------------------
INSTALLATION AND MAINTENANCE SERVICES:

REVENUE:
  Maintenance                                      36,539          -           36,539        100.0%
  Installation                                     39,380          -           39,380        100.0%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                      75,919          -           75,919        100.0%
----------------------------------------------------------------------------------------------------
OPERATING LOSS                                     (8,841)         -           (8,841)      (100.0%)
ADJUSTED EBITDA                                    20,540          -           20,540        100.0%
TOTAL ASSETS                                    1,486,283          -        1,486,283        100.0%
----------------------------------------------------------------------------------------------------
INCUMBENT LOCAL EXCHANGE CARRIER SERVICES:

CONSUMER REVENUE                                  185,921          -          185,921        100.0%
OPERATING INCOME                                   53,979          -           53,979        100.0%
ADJUSTED EBITDA                                    94,606          -           94,606        100.0%
TOTAL ASSETS                                    1,373,172          -        1,373,172        100.0%
----------------------------------------------------------------------------------------------------
CORPORATE AND OTHER:

OPERATING LOSS                                     (7,600)         -           (7,600)      (100.0%)
ADJUSTED EBITDA                                    (7,600)         -           (7,600)      (100.0%)
RECURRING OPERATING LOSS                             -             -              -            -
RECURRING ADJUSTED EBITDA                            -             -              -            -
TOTAL ASSETS                                         -             -              -            -
----------------------------------------------------------------------------------------------------
CONSOLIDATED:

REVENUE                                         1,065,461       203,128       862,333        424.5%
OPERATING INCOME (LOSS)                          (101,557)       75,724      (177,281)      (234.1%)
ADJUSTED EBITDA                                   317,843       168,070       149,773         89.1%
RECURRING OPERATING INCOME (LOSS)                 (93,957)       75,724      (169,681)      (224.1%)
RECURRING ADJUSTED EBITDA                         325,443       168,070       157,373         93.6%
TOTAL ASSETS                                  $19,741,769    $2,639,177   $17,102,592        648.0%
----------------------------------------------------------------------------------------------------
   (The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine
                           Systems and Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 1999 and 1998

(In thousands)

-----------------------------------------------------------------------------------------------------
                                                            Years Ended
                                                            December 31,               Change
                                                       ----------------------   ---------------------
                                                         1999        1998        Amount     Percent
-----------------------------------------------------------------------------------------------------
                                                       (unaudited)
REVENUE                                               $1,664,824  $  419,866   $1,244,958      296.5%

EXPENSES:
  Cost of sales                                          850,483     178,492     (671,991)    (376.5%)
  Operations, administrative and maintenance             133,202      18,056     (115,146)    (637.7%)
  Sales and marketing                                    149,119      26,194     (122,925)    (469.3%)
  Network development                                     26,153      10,962      (15,191)    (138.6%)
  General and administrative                             210,107      26,303     (183,804)    (698.8%)
  Stock related expense                                   51,306      39,374      (11,932)     (30.3%)
  Depreciation and amortization                          124,294         541     (123,753)  (22,874.9%)
  Goodwill amortization                                  127,621        -        (127,621)    (100.0%)
  Termination of Advisory Services Agreement                -        139,669      139,669      100.0%
-----------------------------------------------------------------------------------------------------
                                                       1,672,285     439,591    (1,232,694)   (280.4%)
-----------------------------------------------------------------------------------------------------
OPERATING LOSS                                            (7,461)    (19,725)      12,264       62.2%

Equity in income (loss) of affiliates                     15,708      (2,508)      18,216      726.3%
Minority interest                                         (1,338)       -          (1,338)    (100.0%)
Other income (expense):
  Interest income                                         67,407      29,986       37,421      124.8%
  Interest expense                                      (139,077)    (42,880)     (96,197)    (224.3%)
  Other income, net                                      180,765        -         180,765      100.0%
-----------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES,
EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF CHANGE IN    116,004     (35,127)     151,131      430.2%
ACCOUNTING PRINCIPLE

  Provision for income taxes                            (126,539)    (33,067)     (93,472)    (282.7%)
-----------------------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT
OF CHANGE IN ACCOUNTING PRINCIPLE                        (10,535)    (68,194)      57,659       84.6%

  Extraordinary loss on retirement of debt               (45,681)    (19,709)     (25,972)    (131.8%)
-----------------------------------------------------------------------------------------------------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE                                                (56,216)    (87,903)      31,687       36.0%

  Cumulative effect of change in accounting              (14,710)          -      (14,710)    (100.0%)
  principle, net
-----------------------------------------------------------------------------------------------------
NET LOSS                                                 (70,926)    (87,903)      16,977       19.3%

  Preferred stock dividends                              (66,642)    (12,681)     (53,961)    (425.5%)

  Redemption of preferred stock                             -        (34,140)      34,140      100.0%
-----------------------------------------------------------------------------------------------------
LOSS APPLICABLE TO COMMON SHAREHOLDERS                   $(137,568)$(134,724)    $ (2,844)      (2.1%)
-----------------------------------------------------------------------------------------------------

                   (The year ended December 31, 1999, includes
                     Global Crossing, Frontier from October
                       1, 1999, Global Marine Systems from
            July 1, 1999, and Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 1999 and 1998 (Continued)

(In thousands, except share and per share amounts)

-----------------------------------------------------------------------------------------------------
                                                         Years Ended
                                                        December 31,                  Change
                                                    ----------------------    -----------------------
                                                      1999        1998         Amount       Percent
-----------------------------------------------------------------------------------------------------
LOSS PER COMMON SHARE:                              (unaudited)
  Loss applicable to common shareholders before
  extraordinary item and cumulative effect of
  change in accounting principle
    Basic and diluted                                 $  (0.15)    $  (0.32)    $   0.17        53.1%
  Extraordinary loss on retirement of debt
    Basic and diluted                                 $  (0.09)    $  (0.06)    $  (0.03)      (50.0%)
  Cumulative effect of change in accounting
  principle, net of income tax benefit
    Basic and diluted                                 $  (0.03)    $    -       $  (0.03)     (100.0%)
  Net loss applicable to common shareholders
    Basic and diluted                                 $  (0.27)    $  (0.38)    $   0.11        28.9%
  Shares used in computing loss per share
    Basic and diluted                              502,400,851  358,735,340  143,665,511        40.0%
-----------------------------------------------------------------------------------------------------
RECURRING INCOME (LOSS):

  Loss applicable to common shareholders             $(137,568)   $(134,724)    $ (2,844)       (2.1%)
  Termination of Advisory Service Agreements                -       139,669     (139,669)     (100.0%)
  Merger-related expenses                                7,600         -           7,600       100.0%
  Other income, net                                  ( 180,765)        -        (180,765)     (100.0%)
  Extraordinary loss on retirement of debt              45,681       19,709       25,972       131.8%
  Cumulative effect of change in accounting             14,710         -          14,710       100.0%
  principle, net
  Redemption of preferred stock                             -        34,140      (34,140)     (100.0%)
-----------------------------------------------------------------------------------------------------
  RECURRING INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS                                        (250,342)      58,794     (309,136)     (525.8%)
-----------------------------------------------------------------------------------------------------
  Goodwill amortization                                127,621         -         127,621       100.0%
-----------------------------------------------------------------------------------------------------
  RECURRING INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS BEFORE GOODWILL AMORTIZATION          $(122,721)    $ 58,794    $(181,515)     (308.7%)
-----------------------------------------------------------------------------------------------------

RECURRING INCOME (LOSS) PER COMMON SHARE:

  Recurring income (loss) applicable to common
  shareholders
    Basic and diluted                                 $  (0.50)    $   0.16     $  (0.66)     (412.5%)

  Recurring income (loss) applicable to common
  shareholders before goodwill amortization
    Basic and diluted                                 $  (0.24)    $   0.16     $  (0.40)     (250.0%)

  Shares used in computing income (loss) per share
    Basic and diluted                              502,400,851  358,735,340  143,665,511        40.0%
-----------------------------------------------------------------------------------------------------
ADJUSTED EBITDA AND RECURRING ADJUSTED EBITDA:
  Operating loss                                      $(7,461)    $(19,725)    $ 12,264         62.2%
  Goodwill amortization                               127,621         -         127,621        100.0%
  Depreciation and amortization                       124,294          541      123,753     22,874.9%
  Stock related expense                                51,306       39,374       11,932         30.3%
  Non-cash cost of capacity sold                      291,764      140,892      150,872        107.1%
  Incremental cash deferred revenue                   120,657       64,197       56,460         87.9%
  Termination of Advisory Service Agreements             -         139,669     (139,669)      (100.0%)
-----------------------------------------------------------------------------------------------------
  ADJUSTED EBITDA                                     708,181      364,948      343,233         94.0%
-----------------------------------------------------------------------------------------------------
  Merger-related expenses                               7,600         -           7,600        100.0%
-----------------------------------------------------------------------------------------------------
  RECURRING ADJUSTED EBITDA                          $715,781     $364,948     $350,833         96.1%
-----------------------------------------------------------------------------------------------------

                  (The year ended December 31, 1999, includes
                     Global Crossing, Frontier from October
                       1, 1999, Global Marine Systems from
            July 1, 1999, and Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

For the Years Ended December 31, 1999 and 1998

(In thousands)

----------------------------------------------------------------------------------------------------
                                                      Years Ended
                                                      December 31,                  Change
                                                -------------------------   ------------------------
                                                   1999          1998         Amount       Percent
----------------------------------------------------------------------------------------------------
                                                (unaudited)
TELECOMMUNICATION SERVICES:

REVENUE:
  Commercial                                     $279,603       $  -         $279,603        100.0%
  Consumer                                         46,661          -           46,661        100.0%
  Carrier                                         991,984       419,866       572,118        136.3%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                   1,318,248       419,866       898,382        214.0%
----------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                           (52,286)      119,944      (172,230)      (143.6%)
ADJUSTED EBITDA                                   581,912       364,948       216,964         59.5%
TOTAL ASSETS                                   16,882,314     2,639,177    14,243,137        539.7%
----------------------------------------------------------------------------------------------------
INSTALLATION AND MAINTENANCE SERVICES:

REVENUE:
  Maintenance                                      67,981          -           67,981        100.0%
  Installation                                     92,674          -           92,674        100.0%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                     160,655          -          160,655        100.0%
----------------------------------------------------------------------------------------------------
OPERATING LOSS                                     (1,554)         -           (1,554)      (100.0%)
ADJUSTED EBITDA                                    39,263          -           39,263        100.0%
TOTAL ASSETS                                    1,486,283          -        1,486,283        100.0%
----------------------------------------------------------------------------------------------------
INCUMBENT LOCAL EXCHANGE CARRIER SERVICES:

CONSUMER REVENUE                                  185,921          -          185,921        100.0%
OPERATING INCOME                                   53,979          -           53,979        100.0%
ADJUSTED EBITDA                                    94,606          -           94,606        100.0%
TOTAL ASSETS                                    1,373,172          -        1,373,172        100.0%
----------------------------------------------------------------------------------------------------
CORPORATE AND OTHER:

OPERATING LOSS                                     (7,600)     (139,669)      132,069         94.6%
ADJUSTED EBITDA                                    (7,600)         -           (7,600)      (100.0%)
RECURRING ADJUSTED EBITDA                                          -             -            -
----------------------------------------------------------------------------------------------------
CONSOLIDATED:

REVENUE                                         1,664,824       419,866     1,244,958        296.5%
OPERATING LOSS                                     (7,461)      (19,725)       12,264         62.2%
ADJUSTED EBITDA                                   708,181       364,948       343,233         94.0%
RECURRING ADJUSTED EBITDA                         715,781       364,948       350,833         96.1%
TOTAL ASSETS                                  $19,741,769    $2,639,177   $17,102,592        648.0%
----------------------------------------------------------------------------------------------------

                  (The year ended December 31, 1999, includes
                     Global Crossing, Frontier from October
                       1, 1999, Global Marine Systems from
            July 1, 1999, and Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

-----------------------------------------------------------------------------------------------------
                                                December 31,                       Change
                                         ----------------------------    ----------------------------
                                             1999           1998           Amount         Percent
-----------------------------------------------------------------------------------------------------
                                         (unaudited)
ASSETS:

  Current assets:
     Cash and cash equivalents            $1,633,499      $ 806,593        $ 826,906         102.5%
     Restricted cash and cash                 93,294         77,190           16,104          20.9%
     equivalents
     Accounts receivable, net                977,019         71,195          905,824       1,272.3%
     Other assets and prepaid costs          288,910         47,137          241,773         512.9%
-----------------------------------------------------------------------------------------------------
     Total current assets                  2,992,722      1,002,115        1,990,607         198.6%

  Restricted cash and investments            138,118        367,600         (229,482)        (62.4%)
  Accounts receivable                         52,052         43,315            8,737          20.2%
  Property, plant and equipment, net       6,171,393      1,003,056        5,168,337         515.3%
  Goodwill, net                            9,557,422           -           9,557,422         100.0%
  Investments in and advances to/from        160,820        177,334          (16,514)         (9.3%)
  affiliates
  Other assets                               669,242         45,757          623,485       1,362.6%
-----------------------------------------------------------------------------------------------------
     Total assets                        $19,741,769     $2,639,177      $17,102,592         648.0%
-----------------------------------------------------------------------------------------------------
LIABILITIES:

  Current liabilities:
     Accrued construction costs            $ 275,361      $ 129,081        $ 146,280         113.3%
     Accounts payable and accrued            944,780         31,990          912,790       2,853.4%
     liabilities
     Accrued interest and preferred           66,745         14,428           52,317         362.6%
     dividends
     Deferred revenue                        137,413         44,197           93,216         210.9%
     Income taxes payable                    130,677         15,604          115,073         737.5%
     Current portion of long term debt         5,496          6,393             (897)        (14.0%)
     Other current liabilities               292,810         14,572          278,238       1,909.4%
-----------------------------------------------------------------------------------------------------
     Total current liabilities             1,853,282        256,265        1,597,017         623.2%

  Long term debt                           5,018,544      1,066,093        3,952,451         370.7%
  Deferred revenue                           381,687         25,325          356,362       1,407.2%
  Deferred credits and other                 833,706         34,174          799,532       2,339.6%
-----------------------------------------------------------------------------------------------------
     Total liabilities                     8,087,219      1,381,857        6,705,362         485.2%
-----------------------------------------------------------------------------------------------------
MINORITY INTEREST                            351,338           -             351,338         100.0%

PREFERRED STOCK                            2,084,697        483,000        1,601,697         331.6%

SHAREHOLDERS' EQUITY:
  Common stock                                 7,992          4,328            3,664          84.7%
  Treasury stock                            (209,415)      (209,415)            -              0.0%
  Other shareholders' equity               9,578,927      1,067,470        8,511,457         797.3%
  Accumulated deficit                       (158,989)       (88,063)         (70,926)        (80.5%)
-----------------------------------------------------------------------------------------------------
                                           9,218,515        774,320        8,444,195       1,090.5%
-----------------------------------------------------------------------------------------------------
     Total liabilities and               $19,741,769     $2,639,17       $17,102,592         648.0%
     shareholders' equity
-----------------------------------------------------------------------------------------------------

          (As of December 31, 1999, includes Global Crossing, Frontier,
                   Global Marine Systems and Racal Telecom.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 1999 and 1998

(In thousands, except share and per share amounts)

----------------------------------------------------------------------------------------------
                                                 Three Months Ended
                                                    December 31,                Change
                                               ------------------------   --------------------
                                                 1999          1998        Amount     Percent
----------------------------------------------------------------------------------------------
REVENUE                                       $1,113,401   $1,052,350      $61,051         5.8%

EXPENSES:

  Operating, selling, general and
  administrative                                 976,043      784,307     (191,736)      (24.5%)
  Stock related expense                           12,697        6,316       (6,381)     (101.0%)
  Depreciation and amortization                  114,189       71,155      (43,034)      (60.5%)
  Goodwill amortization                          126,732      126,732          -            0.0%
----------------------------------------------------------------------------------------------
                                               1,229,661      988,510     (241,151)      (24.4%)
----------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                         (116,260)      63,840     (180,100)     (282.1%)

Equity in income (loss) of affiliates             12,190       (7,193)      19,383       269.5%

Minority interest                                 (1,338)        -          (1,338)     (100.0%)

Other income (expense):
  Interest income                                 22,512       20,248        2,264        11.2%
  Interest expense                               (76,859)     (80,411)       3,552         4.4%
  Other income, net                              (35,213)       5,048      (40,261)     (797.6%)
----------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
TAXES AND EXTRAORDINARY ITEM                    (194,968)       1,532     (196,500)  (12,826.4%)
  Provision for income taxes                      (8,778)     (40,150)      31,372        78.1%
----------------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM                  (203,746)     (38,618)    (165,128)     (427.6%)
  Preferred stock dividends                      (31,734)     (10,750)     (20,984)     (195.2%)
----------------------------------------------------------------------------------------------
LOSS APPLICABLE TO COMMON SHAREHOLDERS BEFORE  $(235,480)    $(49,368)   $(186,112)     (377.0%)
EXTRAORDINARY ITEM
----------------------------------------------------------------------------------------------
LOSS PER COMMON SHARE:
  Loss applicable to common shareholders
  before extraordinary items
    Basic and diluted                           $  (0.30)     $ (0.06)    $  (0.24)     (400.0%)
  Shares used in computing loss per share
    Basic and diluted                        772,929,855  759,943,214   12,986,641         1.7%
----------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
               equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

FGLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 1999 and 1998 (Continued)

(In thousands, except share and per share amounts)

-------------------------------------------------------------------------------------------------
                                                  Three Months Ended
                                                     December 31,                 Change
                                               -------------------------  -----------------------
                                                  1999          1998       Amount      Percent
-------------------------------------------------------------------------------------------------
RECURRING INCOME (LOSS):
  Loss applicable to common shareholders        $(235,480)    $(49,368)   $(186,112)     (377.0%)
  before extraordinary item
  Merger-related expenses                          16,700          -         16,700       100.0%
  Other income, net                                35,213       (5,048)      40,261       797.6%
-------------------------------------------------------------------------------------------------
  RECURRING LOSS APPLICABLE TO COMMON
  SHAREHOLDERS BEFORE EXTRAORDINARY ITEM         (183,567)     (54,416)   (129,151)      (237.3%)
-------------------------------------------------------------------------------------------------
  Goodwill amortization                           126,732      126,732         -            0.0%
-------------------------------------------------------------------------------------------------
  RECURRING INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS BEFORE EXTRAORDINARY ITEM AND
  GOODWILL AMORTIZATION                          $(56,835)    $ 72,316     $(129,151)    (178.6%)
-------------------------------------------------------------------------------------------------
RECURRING INCOME (LOSS) PER COMMON SHARE:
  Recurring loss applicable to common
  shareholders before extraordinary item
    Basic and diluted                            $  (0.24)    $  (0.07)     $  (0.17)    (242.9%)

  Recurring loss applicable to common
  shareholders before extraordinary item and
  goodwill amortization
    Basic and diluted                            $  (0.07)    $   0.10      $  (0.17)    (170.0%)

  Shares used in computing income (loss) per
  share
    Basic and diluted                         772,929,855  759,943,214    12,986,641        1.7%
-------------------------------------------------------------------------------------------------
ADJUSTED EBITDA AND RECURRING ADJUSTED EBITDA:
  Operating income (loss)                       $(116,260)    $ 63,840     $(180,100)    (282.1)%
  Goodwill amortization                           126,732      126,732            -          0.0%
  Depreciation and amortization                   114,189       71,155        43,034        60.5%
  Stock related expense                            12,697        6,316         6,381       101.0%
  Non-cash cost of capacity sold                  111,175       67,032        44,143        65.9%
  Incremental cash deferred revenue                78,460       28,295        50,165       177.3%
-------------------------------------------------------------------------------------------------
  ADJUSTED EBITDA                                 326,993      363,370       (36,377)      (10.0%)
-------------------------------------------------------------------------------------------------
  Merger-related expenses                          16,700          -          16,700       100.0%
-------------------------------------------------------------------------------------------------
  RECURRING ADJUSTED EBITDA                      $343,693     $363,370      $(19,677)       (5.4%)
-------------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
                equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA BUSINESS SEGMENT INFORMATION

For the Three Months Ended December 31, 1999 and 1998

(In thousands)

----------------------------------------------------------------------------------------------------
                                              Three Months Ended
                                                 December 31,                      Change
                                              1999            1998          Amount        Percent
----------------------------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES:

REVENUE:
 Commercial                                  $321,630       $ 318,436      $  3,194            1.0%
 Consumer                                      46,661        53,128          (6,467)         (12.2%)
 Carrier                                      483,270       385,781          97,489           25.3%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                 851,561       757,345          94,216           12.4%
----------------------------------------------------------------------------------------------------
OPERATING LOSS                               (150,785)       (8,724)       (142,061)      (1,628.4%)
ADJUSTED EBITDA                               228,547       244,451         (15,904)          (6.5%)
----------------------------------------------------------------------------------------------------
INSTALLATION AND MAINTENANCE SERVICES:

REVENUE:
 Maintenance                                   36,539        31,384           5,155           16.4%
 Installation                                  39,380        81,512         (42,132)         (51.7%)
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                  75,919       112,896         (36,977)         (32.8%)
----------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                        (2,754)       13,052         (15,806)        (121.1%)
ADJUSTED EBITDA                                20,540        29,296          (8,756)         (29.9%)
----------------------------------------------------------------------------------------------------
INCUMBENT LOCAL EXCHANGE CARRIER
SERVICES:

CONSUMER REVENUE                              185,921       177,296           8,625            4.9%
OPERATING INCOME                               53,979        64,330         (10,351)         (16.1%)
ADJUSTED EBITDA                                94,606        93,792             814            0.9%
----------------------------------------------------------------------------------------------------
CORPORATE AND OTHER:

OTHER REVENUE                                    -            4,813          (4,813)        (100.0%)
OPERATING LOSS                                (16,700)       (4,818)        (11,882)        (246.6%)
ADJUSTED EBITDA                               (16,700)       (4,169)        (12,531)        (300.6%)
RECURRING ADJUSTED EBITDA                        -           (4,169)          4,169          100.0%
----------------------------------------------------------------------------------------------------
CONSOLIDATED:

REVENUE                                     1,113,401     1,052,350          61,051            5.8%
OPERATING INCOME (LOSS)                      (116,260)       63,840        (180,100)        (282.1%)
ADJUSTED EBITDA                               326,993       363,370         (36,377)         (10.0%)
RECURRING ADJUSTED EBITDA                    $343,693      $363,370        $(19,677)          (5.4%)
----------------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
               equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 1999 and 1998
(In thousands, except share and per share amounts)

----------------------------------------------------------------------------------------------
                                                     Years Ended
                                                    December 31,                Change
                                               ------------------------   --------------------
                                                 1999          1998        Amount     Percent
----------------------------------------------------------------------------------------------
REVENUE                                       $4,139,897    $3,643,521    $496,376        13.6%

EXPENSES:
  Operating, selling, general and              3,433,024     2,807,671    (625,353)      (22.3%)
  administrative
  Stock related expense                           51,306        39,374     (11,932)      (30.3%)
  Depreciation and amortization                  363,427       262,847    (100,580)      (38.3%)
  Goodwill amortization                          506,928       506,928        -            0.0%
  Termination of Advisory Services Agreement        -          139,669     139,669       100.0%
----------------------------------------------------------------------------------------------
                                               4,354,685     3,756,489    (598,196)      (15.9%)
----------------------------------------------------------------------------------------------
OPERATING LOSS                                  (214,788)     (112,968)   (101,820)      (90.1%)

Equity in loss of affiliates                        (747)      (21,180)     20,433        96.5%

Minority interest                                 (1,338)         -         (1,338)     (100.0%)

Other income (expense):
  Interest income                                 76,528        42,877      33,651        78.5%
  Interest expense                              (345,956)     (283,984)    (61,972)      (21.8%)
  Other income, net                              178,931        23,641     155,290       656.9%
----------------------------------------------------------------------------------------------
LOSS BEFORE PROVISION FOR INCOME TAXES,
EXTRAORDINARY ITEM AND CUMULATIVE EFFECT IN     (307,370)     (351,614)     44,244        12.6%
CHANGE IN ACCOUNTING PRINCIPLE
  Provision for income taxes                    (155,174)     (123,268)    (31,906)      (25.9%)
----------------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
EFFECT IN CHANGE IN ACCOUNTING PRINCIPLE        (462,544)     (474,882)     12,338         2.6%
  Preferred stock dividends                      (92,171)      (38,181)    (53,990)     (141.4%)
----------------------------------------------------------------------------------------------
LOSS APPLICABLE TO COMMON SHAREHOLDERS BEFORE
EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING PRINCIPLE                 $(554,715)    $(513,063)   $(41,652)       (8.1%)
----------------------------------------------------------------------------------------------
LOSS PER COMMON SHARE:
  Loss applicable to common shareholders
  before extraordinary items and cumulative
  effect of change in accounting principle
    Basic and diluted                           $  (0.72)     $  (0.72)   $  (0.00)        0.0%
  Shares used in computing loss per share
    Basic and diluted                        767,355,151   708,518,640  58,836,511         8.3%
----------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
                equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 1999 and 1998 (Continued)

(In thousands, except share and per share amounts)

-------------------------------------------------------------------------------------------------
                                                      Years Ended
                                                     December 31,                 Change
                                             ---------------------------  -----------------------
                                                  1999          1998       Amount      Percent
-------------------------------------------------------------------------------------------------
 RECURRING INCOME (LOSS):
   Loss applicable to common shareholders       $(554,715)   $(513,063)    $(41,652)       (8.1%)
   before extraordinary item and cumulative
   effect of change in accounting principle
   Termination of Advisory Service Agreements           -      139,669     (139,669)     (100.0%)
   Merger-related expenses                         99,119            -       99,119       100.0%
   Other income, net                             (178,931)     (23,641)    (155,290)     (656.9%)
 ------------------------------------------------------------------------------------------------
   RECURRING LOSS APPLICABLE TO COMMON
   SHAREHOLDERS BEFORE EXTRAORDINARY ITEM,
   CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE      634,527)    (397,035)    (237,492)      (59.8%)
 ------------------------------------------------------------------------------------------------
   Goodwill amortization                          506,928      506,928         -            0.0%
 ------------------------------------------------------------------------------------------------
   RECURRING INCOME (LOSS) APPLICABLE TO
   COMMON SHAREHOLDERS BEFORE EXTRAORDINARY
   ITEM, CUMULATIVE CHANGE IN ACCOUNTING
   PRINCIPLE AND GOODWILL AMORTIZATION          $(127,599)    $109,893    $(237,492)     (216.1%)
 ------------------------------------------------------------------------------------------------
 RECURRING INCOME (LOSS) PER COMMON SHARE:
   Recurring loss applicable to common
   shareholders before extraordinary
   item and cumulative change in
   accounting principle
     Basic and diluted                           $  (0.83)    $  (0.56)    $  (0.27)      (48.2%)

   Recurring income (loss) applicable to
   common shareholders before extraordinary
   item and cumulative change in accounting
   principle and goodwill amortization
     Basic and diluted                           $  (0.17)    $   0.16     $  (0.33)     (206.3%)

   Shares used in computing income (loss) per
   share
     Basic and diluted                        767,355,151  708,518,640   58,836,511         8.3%
 ------------------------------------------------------------------------------------------------
ADJUSTED EBITDA AND RECURRING ADJUSTED EBITDA:
  Operating loss                                $(214,788)   $(112,968)   $(101,820)      (90.1%)
  Goodwill amortization                           506,928      506,928            -         0.0%
  Depreciation and amortization                   363,427      262,847      100,580        38.3%
  Stock related expense                            51,306       39,374       11,932        30.3%
  Non-cash cost of capacity sold                  291,764      140,891      150,873       107.1%
  Incremental cash deferred revenue               152,007       95,228       56,779        59.6%
  Termination of Advisory Service Agreements            -      139,669      139,669      (100.0%)
-------------------------------------------------------------------------------------------------
  ADJUSTED EBITDA                               1,150,644    1,071,969       78,675         7.3%
-------------------------------------------------------------------------------------------------
  Merger-related expenses                          99,119            -       99,119       100.0%
-------------------------------------------------------------------------------------------------
  RECURRING ADJUSTED EBITDA                    $1,249,763   $1,071,969     $177,794        16.6%
-------------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
               equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA BUSINESS SEGMENT INFORMATION

For the Years Ended December 31, 1999 and 1998

(In thousands)

----------------------------------------------------------------------------------------------------
                                                  Years Ended
                                                 December 31,                      Change
                                          ----------------------------    --------------------------
                                              1999            1998          Amount        Percent
----------------------------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES:

REVENUE:
  Commercial                               $1,274,489     $1,262,281      $ 12,208            1.0%
  Consumer                                    187,719        239,782       (52,063)         (21.7%)
  Carrier                                   1,609,345      1,089,003       520,342           47.8%
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                               3,071,553      2,591,066        480,487           18.5%
----------------------------------------------------------------------------------------------------
OPERATING LOSS                               (364,427)     (231,967)       (132,460)         (57.1%)
ADJUSTED EBITDA                               791,481       630,466         161,015           25.5%
----------------------------------------------------------------------------------------------------
INSTALLATION AND MAINTENANCE SERVICES:

REVENUE:
  Maintenance                                 139,202       117,182          22,020           18.8%
  Installation                                194,951       204,835          (9,884)          (4.8%)
----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                 334,153       322,017          12,136            3.8%
----------------------------------------------------------------------------------------------------
OPERATING INCOME                               12,272        21,374          (9,102)         (42.6%)
ADJUSTED EBITDA                                85,596        84,892             704            0.8%
----------------------------------------------------------------------------------------------------
INCUMBENT LOCAL EXCHANGE CARRIER
SERVICES:

CONSUMER REVENUE                              729,231       701,935          27,296            3.9%
OPERATING INCOME                              247,441       250,760          (3,319)          (1.3%)
ADJUSTED EBITDA                               382,748       367,293          15,455            4.2%
----------------------------------------------------------------------------------------------------
CORPORATE AND OTHER:

OTHER REVENUE                                   4,960        28,503         (23,543)         (82.6%)
OPERATING LOSS                               (110,074)     (153,135)         43,061           28.1%
ADJUSTED EBITDA                              (109,181)      (10,682)        (98,499)        (922.1%)
RECURRING ADJUSTED EBITDA                     (10,062)      (10,682)            620            5.8%
----------------------------------------------------------------------------------------------------
CONSOLIDATED:

REVENUE                                     4,139,897      3,643,521        496,376           13.6%
OPERATING LOSS                               (214,788)      (112,968)      (101,820)         (90.1%)
ADJUSTED EBITDA                             1,150,644      1,071,969         78,675            7.3%
RECURRING ADJUSTED EBITDA                  $1,249,763     $1,071,969       $177,794           16.6%
----------------------------------------------------------------------------------------------------

 (Including Global Crossing, Frontier, Global Marine Systems, Racal Telecom and
                equity in income of the Hutchison Global Crossing
                    joint venture for all periods presented)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

PRO FORMA SUPPLEMENTAL INFORMATION

For the Three Months and Years Ended December 31, 1999 and 1998

(Unaudited)

(In thousands)

----------------------------------------------------------------------------------------------------
                                              Three Months Ended                 Year Ended
                                                 December 31,                   December 31,
                                          ----------------------------    --------------------------
                                              1999            1998           1999           1998
----------------------------------------------------------------------------------------------------
TELECOMMUNICATION SERVICES:
PRODUCT REVENUE:
 Switched Voice                              $355,163       $353,292     $1,386,124     $1,416,088
 CLEC (Local and LD)                           60,171         47,151        223,021        153,109
----------------------------------------------------------------------------------------------------
TOTAL BUSINESS VOICE PRODUCTS:                415,334        400,443      1,609,145      1,569,197
 Data                                         389,566        303,774      1,274,689        782,087
 Consumer Long Distance                        46,661         53,128        187,719        239,782
----------------------------------------------------------------------------------------------------
TOTAL PRODUCT REVENUE                        $851,561       $757,345     $3,071,553     $2,591,066
----------------------------------------------------------------------------------------------------
MINUTES:

 Commercial                                 1,579,860      1,579,357      6,415,181      6,385,976
 Consumer                                     277,378        263,741      1,026,282      1,134,519
 Carrier                                    3,976,332      2,110,360     13,030,715      6,961,202
----------------------------------------------------------------------------------------------------
TOTAL MINUTES                               5,833,570      3,953,458     20,472,178     14,481,697
----------------------------------------------------------------------------------------------------
INCUMBENT LOCAL EXCHANGE CARRIER
SERVICES:

CONSUMER ACCESS LINES
 Commercial                                       335            327            335            327
 Consumer                                         737            718            737            718
----------------------------------------------------------------------------------------------------
TOTAL ACCESS LINES                              1,072          1,045          1,072          1,045
----------------------------------------------------------------------------------------------------

                    (Including Global Crossing, Frontier and
                    Racal Telecom for all periods presented)